Exhibit 99.1

Novatel Wireless Announces Third Quarter 2010 Financial Results

SAN DIEGO — Oct. 28, 2010 — Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the third quarter ended Sept. 30, 2010.

	3Q 2010		3Q 2009	2Q 2010
Revenues	$75.6M		$94.3M	$71.8M
GAAP Net Income (Loss)	$(7.1M	)	$6.2M	$(22.0M	)
GAAP EPS (Loss)	$(0.22)		$0.20	$(0.70)
Non-GAAP Net Income (Loss)	$(4.3M	)	$7.7M	$(4.3M	)
Non-GAAP EPS (Loss)	$(0.14)		$0.24	$(0.14)

“Our revenue showed modest growth of 5.3 percent compared to the sequential second quarter of 2010,” said Peter Leparulo, chairman and CEO of Novatel Wireless. “In the fourth quarter, we expect revenues to increase by more than 45 percent sequentially based on the fast growing backlog for our current MiFi® Intelligent Mobile Hotspot product family.

“During the fourth quarter, we also expect to begin launching next-generation products and our first MiFi OS software platform as we continue to roll out integrated hardware/software solutions that we believe will increase our product differentiation. Additionally, we have had a number of important design wins and expect embedded products to return to growth in 2011, as new OEM customers launch platforms with next-generation wireless access — enabled by our 4G embedded modules. Looking forward, we will continue to focus on diversifying our revenue and customer base, introducing innovative products with higher software content, and growing our addressable market.”

Operating Results

Third quarter revenues were within our guidance range of $75 to $80 million. While unit volumes for core products and MiFi intelligent mobile hotspots were at all-time highs, average selling prices were lower as mature 3G products continue to experience significant pricing pressures.

Revenue by Product Category	3Q 2010	3Q 2009	2Q 2010
Core Products	$43.6M	$48.7M	$46.4M
MiFi Products	$31.8M	$37.9M	$25.0M
Embedded Modules	$0.2M	$7.7M	$0.4M

Total	$75.6M	$94.3M	$71.8M

Novatel Wireless Announces Third Quarter 2010 Results	Page 2 of 13

Gross margins of 17.4 percent were below our expectations primarily due to a variance in our product mix, with a higher than anticipated percentage of lower margin products. Margins were also affected by industry-wide freight cost increases.

“We continued to maintain disciplined control over operating expenses as we scale to meet demand and introduce new products,” said CFO Ken Leddon. “Operating expenses were $19.6 million, compared to $22.5 million in the prior year period, and $21.6 million in the second quarter of 2010.”

Tax Adjustment

During the second quarter of 2010, the company recorded a valuation allowance of $15.5 million against the book value of deferred tax assets generated prior to 2010. During the third quarter of 2010, we determined that the valuation allowance recorded during the second quarter included an over-accrual of $0.8 million attributable to deferred tax assets previously reserved. We have also determined that there were certain other uncertain tax liabilities that were over accrued by a cumulative amount of $0.5 million as of December 31, 2009, which had accumulated over a number of years. We have analyzed the potential impact of these items and concluded that while the accumulation of these two errors was significant to the three months ended September 30, 2010, their correction would not be material to any individual periods. As a result we have recorded $0.5 million as an adjustment to the three and nine months ended September 30, 2010 while the correction of the $0.8 million error is included as an adjustment to the nine months ended September 30, 2010, as provided by the applicable accounting literature.

Both of these tax benefit adjustments have been excluded from non-GAAP results.

EPS Summary

GAAP loss per share was $0.22, compared to our previous guidance of $0.23 to $0.26. On a non-GAAP basis, the loss was $0.14 per share, compared to our previous guidance of $0.10 to $0.13 per share.

Revenues	$75.6 million

Gross Margin	17.4%

GAAP Loss Per Share	$(0.22)

Adjustments:
Stock-based compensation expense Net M&A-related charges * Tax asset valuation adjustment	$0.05 $0.05 $(0.02)

Non-GAAP Loss Per Share	$(0.14)

*	M&A expenses excluded from non-GAAP results in the third quarter of 2010 were a net $1.7 million related primarily to the company’s unsuccessful bid during the second quarter for the assets of Cinterion Wireless Modules.

Novatel Wireless Announces Third Quarter 2010 Results	Page 3 of 13

Recent Business Highlights

•

Verizon Wireless and Apple announced that the iPad will be available at over 2,000 Verizon Wireless Stores nationwide beginning October 28. Verizon Wireless is offering three bundles, all featuring an iPad Wi-Fi model and the Novatel Wireless MiFi 2200 Intelligent Mobile Hotspot.

•

Novatel Wireless announced the continued evolution of its USB product line with the launch of the Ovation™ MC545 to support operators rolling out Dual-Carrier HSPA+ (DC-HSPA+) networks. At a press event in Madrid, Telefonica Moviles showcased the Ovation MC545’s over-the-air download speed of 40.5 megabits per second supported by Ericsson’s DC-HSPA+ network infrastructure. The Ovation MC545 modem is the world’s most compact and light-weight DC-HSPA+ USB modem in the market place.

•

Virgin Mobile introduced new prepaid pricing plans that will provide access on the Sprint nationwide broadband network without a contract. Virgin Mobile offers two different mobile broadband devices as part of the Broadband2Go portfolio: the Novatel Wireless Ovation™ MC760 USB device; and the MiFi 2200, the nation’s first prepaid Mobile Intelligent Hotspot.

•

Novatel Wireless demonstrated the MiFi 2372 Intelligent Mobile Hotspot at CTIA Enterprise and Applications trade show in San Francisco. The MiFi 2372 was pre-loaded with the new MiFi OS and applications aiming to help businesses benefit from secure mobile broadband and providing access to information and resources anytime, anyplace.

•

Novatel Wireless announced the readiness of its 4G portfolio for next-generation technology. Novatel Wireless provides a full portfolio of mobile broadband solutions to supply its carrier and OEM customers with leading consumer and business connectivity solutions as carriers deploy new wireless networks or evolve their existing networks to 4G.

•

KDDI Corporation in Japan began offering the MiFi 2372 as a rental service for Japanese consumers and business travelers who want to stay connected when traveling overseas. The service offers wireless rental data plans without long-term contracts for business and leisure travelers with international carriers in 23 countries.

Fourth Quarter 2010 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

The following summarizes the company’s financial guidance for the fourth quarter of 2010, which is based on our current business outlook as of the date of this press release.

Fourth Quarter 2010
Revenues (in millions)	$110 - $115 million

Gross Margin	19% - 20%

Non-GAAP Earnings Per Share	$0.02 - $0.05

Novatel Wireless Announces Third Quarter 2010 Results	Page 4 of 13

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. For parties in the United States and Canada, call 877-941-2068 to access the conference call. International parties can access the call at 480-629-9712.

Novatel Wireless will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Company’s website at www.novatelwireless.com. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4361768. International parties should call 303-590-3030.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of innovative wireless broadband access solutions based on 3G and 4G wireless technologies. Novatel Wireless’ Intelligent Mobile Hotspot products, software, USB modems and embedded modules enable high-speed wireless Internet access on leading wireless data networks. The Company delivers specialized wireless solutions to carriers, distributors, OEMs and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our outlook for the fourth quarter of 2010 and statements regarding the future performance of our products are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

Novatel Wireless Announces Third Quarter 2010 Results	Page 5 of 13

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses and charges related to M&A activities. Non-GAAP net income and diluted earnings per share also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Non-GAAP net income, diluted earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, diluted earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and diluted earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’ underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Novatel Wireless Announces Third Quarter 2010 Results	Page 6 of 13

Calculating non-GAAP operating expenses, net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and diluted earnings per share are:

•

Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and diluted earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, diluted earnings per share and gross margin. For more information, see the consolidated statements of operations and the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income” contained in this press release.

(C) 2010 Novatel Wireless. All rights reserved. MiFi is a registered trademark of Novatel Wireless, Inc. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:

William A. Walkowiak, CFA

Novatel Wireless

(858) 431-3711

ir@nvtl.com

Media contact:

Charlotte Rubin

Novatel Wireless

(858) 812-3431

crubin@nvtl.com

Novatel Wireless Announces Third Quarter 2010 Results	Page 7 of 13

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$116,117	$100,025
Marketable securities	31,302	27,664
Accounts receivable, net	32,419	36,299
Inventories	15,982	24,973
Deferred tax assets, net	236	6,465
Prepaid expenses and other	5,093	4,738

Total current assets	201,149	200,164
Property and equipment, net	13,627	14,911
Marketable securities	35,554	48,355
Intangible assets, net	1,006	1,513
Deferred tax assets, net	2,903	12,135
Other assets	186	316

Total assets	$254,425	$277,394

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$38,660	$27,460
Accrued expenses	19,937	23,236

Total current liabilities	58,597	50,696
Capital lease obligations, long-term	83	184
Other long-term liabilities	12,101	15,359

Total liabilities	70,781	66,239

Stockholders’ equity:
Common stock	32	31
Additional paid-in capital	421,585	416,579
Accumulated other comprehensive income	30	15
Accumulated deficit	(213,003)	(180,470)

	208,644	236,155
Treasury stock at cost	(25,000)	(25,000)

Total stockholders’ equity	183,644	211,155

Total liabilities and stockholders’ equity	$254,425	$277,394

Novatel Wireless Announces Third Quarter 2010 Results	Page 8 of 13

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net revenues	$75,602	$94,293	$219,664	$248,786
Cost of revenues	62,412	64,488	175,113	184,369

Gross profit	13,190	29,805	44,551	64,417

Operating costs and expenses:
Research and development	11,576	11,707	34,070	33,419
Sales and marketing	4,163	5,462	15,258	14,817
General and administrative	3,833	5,386	14,309	14,237

Total operating costs and expenses	19,572	22,555	63,637	62,473

Operating income (loss)	(6,382)	7,250	(19,086)	1,944

Other income (expense):
Interest income (expense), net	(2,292)	271	(2,698)	1,122
Other income, net	420	174	1,671	171

Income (loss) before income taxes	(8,254)	7,695	(20,113)	3,237
Income tax expense (benefit)	(1,149)	1,472	12,420	277

Net income (loss)	$(7,105)	$6,223	$(32,533)	$2,960

Per share data:

Net income (loss) per share:
Basic	$(0.22)	$0.20	$(1.04)	$0.10
Diluted	$(0.22)	$0.20	$(1.04)	$0.10

Weighted average shares used in computation of net income (loss) per share:
Basic	31,615	30,694	31,414	30,539
Diluted	31,615	31,508	31,414	31,078

Novatel Wireless Announces Third Quarter 2010 Results	Page 9 of 13

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(32,533)	$2,960
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of debt issuance costs	541	—
Loan fees recognized on extinguishment of debt	2,370	—
Depreciation and amortization	7,970	10,236
Impairment loss on equipment	146	—
Provision for bad debts	141	107
Inventory provision	1,030	1,910
Share-based compensation expense	4,695	5,035
Excess tax benefits from equity based compensation	(89)	(282)
Deferred income tax expense	11,579	(76)
Changes in assets and liabilities:
Accounts receivable	3,739	(8,654)
Inventories	7,961	(3,443)
Prepaid expenses and other assets	(284)	5,707
Accounts payable	10,569	20,757
Accrued expenses, income taxes, and other	(3,887)	(57)

Net cash provided by operating activities	13,948	34,200

Cash flows from investing activities:
Purchases of property and equipment	(5,585)	(4,226)
Purchases of intangible assets	(110)	(524)
Purchases of securities	(155,009)	(59,191)
Securities maturities/sales	164,187	55,718

Net cash provided (used) by investing activities	3,483	(8,223)

Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	27,415	—
Principal repayments of short-term debt	(30,000)	—
Principal payments under capital lease obligations	(105)	(178)
Proceeds from stock option exercises net of taxes paid on vested restricted stock units	580	1,799
Excess tax benefits from equity based compensation	89	282
Deposit of restricted funds	(188,890)	—
Remittance from restricted funds	188,890	—

Net cash (used in) provided by financing activities	(2,021)	1,903
Effect of exchange rates on cash and cash equivalents	682	283

Net increase in cash and cash equivalents	16,092	28,163
Cash and cash equivalents, beginning of period	100,025	77,733

Cash and cash equivalents, end of period	$116,117	$105,896

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$216	$10
Income taxes	299	294
Supplemental disclosures of non-cash financing activities:
Accrued debt issuance costs	326	—

Novatel Wireless Announces Third Quarter 2010 Results	Page 10 of 13

Novatel Wireless, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

Three and Nine Months Ended September 30, 2010

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
		Net Loss	Earnings (Loss) Per Share, Diluted		Net Loss	Earnings (Loss) Per Share, Diluted
GAAP net loss		$(7,105)	$(0.22)		$(32,533)	$(1.04)

Adjustments:
Share-based compensation expense (a)		1,552	0.05		4,695	0.15
Acquisition bid costs (b):
(1) Professional fees	$(662)			$1,387
(2) Bridge loan costs—fee amortization and interest expense	2,378			3,065
(3) Foreign exchange gains on Euro denominated currency, net of hedging costs	—	1,716	0.05	(1,753)	2,699	0.09

Total bid costs

Deferred tax asset valuation allowance (c )		(501)	(0.02)		14,192	0.45

Non-GAAP net loss		$(4,338)	$(0.14)		$(10,947)	$(0.35)

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b)	The company incurred the following expenses related to M&A activities:

1.	Professional fees to perform due diligence procedures. Activity for the quarter ended September 30, 2010 reflects a reduction in estimated professional fees.

2.	Amortization of financing costs and interest expense related to a $30 million short-term loan facility. The Company repaid the loan in full on July 1, 2010.

3.	The Company realized a foreign exchange gain of $2.9 million upon the conversion of Euro denominated funds. The Euro denominated funds were held to fund the proposed acquisition price for the transaction. The foreign exchange gains were offset by $1.2 million in premiums paid for protective puts to hedge the Company's Euro exposure during the bidding process.

(c)	During the second quarter of 2010, the company recorded a valuation allowance of $15.5 million against the book value of deferred tax assets generated prior to 2010. During the third quarter of 2010, we determined that the valuation allowance recorded during the second quarter included an over accrual of $0.8 million attributable to deferred tax assets previously reserved, We have also determined that there were certain other uncertain tax liabilities that were over accrued by a cumulative amount of $0.5 million as of December 31, 2009, which had accumulated over a number of years. We have analyzed the potential impact of these items and concluded that while the accumulation of these two errors was significant to the three months ended September 30, 2010, the correction of these errors would not be material to any individual periods. As a result we have recorded $0.5 million as an adjustment to the three and nine months ended September 30, 2010 while the correction the $0.8 million error is included as an adjustment to the nine months ended September 30, 2010, as provided by the applicable accounting literature.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless Announces Third Quarter 2010 Results	Page 11 of 13

Novatel Wireless, Inc.

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses

Three Months Ended September 30, 2010

(in thousands)

(unaudited)

	GAAP	Share-based compensation expense (a)	Bid Costs (b)	Non-GAAP
Cost of revenues	$62,412	$156	$—	$62,256

Operating costs and expenses:
Research and development	11,576	545	—	11,031
Sales and marketing	4,163	266	—	3,897
General and administrative	3,833	585	(662)	3,910

Total operating costs and expenses	$19,572	1,396	$(662)	$18,838

Total		$1,552

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b)	Professional fees to perform due diligence procedures. Activity for the quarter ended September 30, 2010 reflects a reduction in estimated professional fees.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless Announces Third Quarter 2010 Results	Page 12 of 13

Novatel Wireless, Inc.

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses

Nine Months Ended September 30, 2010

(in thousands)

(unaudited)

	GAAP	Share-based compensation expense (a)	Bid Costs (b)	Non-GAAP
Cost of revenues	$175,113	$473	$—	$174,640

Operating costs and expenses:
Research and development	34,070	1,687	—	32,383
Sales and marketing	15,258	838	—	14,420
General and administrative	14,309	1,697	1,387	11,225

Total operating costs and expenses	$63,637	4,222	1,387	$58,028

Total		$4,695

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b)	Professional fees to perform due diligence procedures. Activity for the quarter ended September 30, 2010 reflects a reduction in estimated professional fees.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless Announces Third Quarter 2010 Results	Page 13 of 13

Novatel Wireless, Inc.

Reconciliation of GAAP Loss before Income Taxes to EBITDA

Three Months Ended September 30, 2010

(in thousands)

(unaudited)

Three Months Ended
September 30, 2010
Loss before income taxes	$(8,254)
Depreciation and amortization charges	2,561
Share-based compensation expense	1,552
M&A related activities	(662)
Other expense (income)	1,872

EBITDA	$(2,931)

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.